UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2016

MEDICUS HOMECARE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55272	33-1227048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Waiblingerstrasse 34, Stuttgart, Germany	70372
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	+49 157 894 69537

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 28, 2016, our company completed a private placement with two subscribers. The private placement was for an aggregate of 890,000 common shares of our company (each, a “Share”) at a price of $0.056 (EUR) per Share.

Item 3.02	Unregistered Sales of Equity Securities

On April 28, 2016, we issued an aggregate of 890,000 Shares. The securities were issued in connection with the private placement on April 28, 2016. We issued the securities to two (2) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICUS HOMECARE INC.

/s/Orhan Karahodza
Dr. Orhan Karahodza
President and Director
May 5, 2016